SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2002

ELOQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-29059	94-3221868

(Commission File No.)	(IRS Employer Identification No.)

1730 El Camino Real, 3rd Floor
San Mateo, California 94402
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 294-6500

2000 Alameda De Las Pulgas, Suite 100
San Mateo, California 94403
(Former address)

TABLE OF CONTENTS

Page

Item 5. Other Events.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 5. Other Events.

         On May 24, 2002 Eloquent, Inc. (the “Company”) issued a press release stating that its common stock will commence trading on the Nasdaq SmallCap Market on May 28, 2002. The Company’s common stock was previously traded on the Nasdaq National Market. The press release is attached to this report as Exhibit 99.1.

         In addition, the Board of Directors of the Company voted to redeem the rights issued to its stockholders under its Share Purchase Rights Plan. Such rights are described in the Rights Agreement, dated October 18, 2000, by and between the Company and Chase Mellon Shareholder Services, L.L.C. (the “Agreement”). Stockholders will receive a cash payment of $0.001 for each right granted under the Agreement. The rights were redeemed in order to comply with certain California legal requirements applicable to the Company’s stock option plans and employee stock purchase plans upon the transfer to the Nasdaq SmallCap Market.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Eloquent, Inc.

Dated: June 3, 2002	By:	/s/ R. John Curson

R. John Curson Chief Financial Officer

2.

INDEX TO EXHIBITS

99.1	Press Release, dated as of May 24, 2002 entitled “Eloquent, Inc. Announces Transfer to Nasdaq SmallCap Market.”

3.